Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 18, 2023, relating to the financial statements of Winnebago Industries, Inc. and the effectiveness of Winnebago Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Winnebago Industries, Inc. for the year ended August 26, 2023.

/s/ Deloitte & Touch LLP

Minneapolis, Minnesota

December 20, 2023